Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements of Unizan Financial Corp. on Forms S-8 (Nos. 333-89485, 333-102561 and 333-106956) of our report dated April 21, 2005 with respect to the Unizan Financial Corp. management’s assessment of the effectiveness of internal control over financial reporting, which report appears in this Amended Annual Report on Form 10-K of Unizan Financial Corp. for the year ended December 31, 2004.

Crowe Chizek and Company LLC

Columbus, Ohio

April 29, 2005

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